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                                                                    EXHIBIT 99.1


                         MARKETING AND SUPPLY AGREEMENT

         Agreement made as of this 31st day of December, 1995, between Groundwater Technology, Inc., a Delaware corporation ("GTI"), and NEI/GTEL Environmental Laboratories, Inc., a Delaware corporation ("Nytest").

         WHEREAS, GTI, Nytest, GTEL Environmental Laboratories, Inc. ("GTEL") and Nytest Environmental Inc. ("Parent") have entered into an Asset Purchase Agreement, dated December 28, 1995 (the "Asset Purchase Agreement"), which provides, among other things, for GTI and Nytest to enter into this Agreement as a condition to consummating the transactions contemplated under the Asset Purchase Agreement; and

         WHEREAS, GTI desires, in certain circumstances, to order services from Nytest and Nytest desires to provide such services to GTI, all on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration thereof and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.      General.

         (a) This Agreement governs all Services (as such term is defined below) ordered by GTI and provided by Nytest and certain other obligations and restrictions set forth herein. The parties hereto contemplate that purchase or task orders will be issued pursuant to this Agreement by authorized representatives of GTI ("Purchase Orders"), setting forth the scope of work to be performed, including schedules, compensation and any special terms pertinent to the work. The terms and conditions of this Agreement shall supersede the pre-printed terms on such purchase orders and any pre-printed forms (including acknowledgements) or additional terms of Nytest.

         (b) Each party hereto shall have a relationship manager (a "Manager") for purposes of this Agreement who shall have authority to make day-to-day operational decisions on behalf of such party, provided, however, that this Agreement may not be amended except as provided in Section 19(b) herein. The Manager for Nytest shall initially be Guy Sylvester and the Manager for GTI shall initially be David Daniels, provided, however, that either party may change its Manager by providing written notice thereof to the other party.
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         2.      Services to be Performed by Nytest.

         (a) Nytest shall perform its services hereunder, including sample storing, analysis, documentation and reporting (collectively, the "Services") in a timely, competent and professional manner and in a manner consistent with the terms and conditions set forth herein and in the Purchase Orders and related specifications and standards.

         (b) Nytest acknowledges that its participation in certain Services requested by GTI may be contingent upon its acceptance of additional provisions, including obligations to secure bonds, increase insurance limits or sign non-disclosure agreements as may be required by the type of Service or the terms of a contract or other arrangement between GTI and its customer. Prior to or contemporaneous with its request for such Services, GTI shall present such requirements to Nytest for its review, and appropriate provisions shall be included in the Purchase Order for the Services.

         (c) Unless otherwise specified by GTI, Nytest shall furnish all labor, materials, facilities, equipment and supervision necessary to perform the Services requested. Nytest warrants that all such materials, facilities and equipment shall meet all applicable requirements of federal, state and local government agencies for their intended use. Upon five days prior notice, Nytest shall provide to GTI at GTI's offices or at other facilities designated by GTI all requested sample containers, packing materials, preservatives and shipping coolers at no charge, provided, however, that GTI shall pay Nytest for the cost of such items to the extent they are not returned by GTI to Nytest. Nytest shall prepare all sample containers as required for the sampling and testing methods specified.

         (d) In connection with any Purchase Orders, GTI may order changes, deletions or additional Services within the scope of this Agreement orally (with written confirmation thereof to be provided by GTI within three (3) business days thereafter) or by issuance of written change orders (collectively, "Change Orders"). If such changes cause an increase or decrease in costs or in time for performance, as mutually determined by GTI and Nytest, these changes will be included in the Change Order. Nytest shall make no change to the Services requested and shall not be entitled to compensation for additional Services performed without prior receipt of a Change Order from GTI. If Nytest determines in its performance of Services that additional or different Services may be necessary, Nytest will notify GTI before performing such additional or different Services to request GTI's authorization and obtain a Change Order.

         (e) GTI may from time to time require rush analysis performed. A representative of GTI (the "Representative") will contact Nytest's laboratory as far in advance as possible and notify it that samples will be submitted for rush analysis. Nytest shall use all commercially reasonable efforts to perform such work in the time requested, provided, however, that Nytest shall promptly notify the Representative if Nytest determines in good faith that it cannot perform such work in the time requested so that samples can be taken to an alternate laboratory. The required turnaround time will be indicated in the request for


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Services or in the chain of custody form.  To the extent reasonably required by
GTI, GTI may from time to time require that a copy of the laboratory data package be sent to the Representative by facsimile within the required turnaround time. This requirement will be made on the chain of custody form by the Representative.

          (f) Nytest shall perform all Services hereunder at the laboratories it acquired from GTEL under the Asset Purchase Agreement in Milford, New Hampshire, Tampa, Florida and Wichita, Kansas and at Parent's laboratory located in Port Washington, New York. If it is determined in the reasonable opinion of GTI, in consultation with Nytest, that any of such laboratories has failed to maintain and satisfy the quality and other standards provided herein and as otherwise agreed to by the parties hereto, then Nytest, in consultation with GTI, shall use its reasonable best efforts to promptly correct such problems, shall not perform Services hereunder at such laboratory until such problems have been remedied and shall provide GTI with reasonable evidence thereof. No transferring or subcontracting to other facilities, even other facilities operated by Nytest, is allowed unless prior approval has been obtained from GTI, which approval shall not be unreasonably withheld or delayed. In the event approval under this paragraph is properly given, (i) regardless of the price charged to Nytest by the subcontracted facility, Nytest will directly bill GTI according to its contract price using the original GTI release number (if such number is provided to Nytest); and (ii) Nytest agrees that it is fully responsible for the acts or omissions of any other facility or subcontractor. Nytest shall use its commercially reasonable efforts to perform the services hereunder at the four laboratories identified in the first sentence of this Paragraph (f).

          3.     Standard of Performance.

          (a) GTI and Nytest understand and acknowledge that the Services performed hereunder may involve hazardous or toxic substances or wastes, and laws, regulations and government agency policy and guidance documents related thereto. Nytest represents and warrants that it is technically, financially, and legally ready, willing, and able to perform the Services in response to each Purchase Order issued hereunder, and that it is familiar with and knowledgeable about the applicable laws, regulations and government agency policy and guidance documents necessary to perform the Services in a professional, complete and compliant manner. GTI agrees to comply with Department of Transportation requirements concerning the shipping, labeling and notification requirements with respect to high-hazardous substances and to provide notice to Nytest before such substances are delivered to Nytest.

          (b) Nytest further warrants that Services performed by Nytest shall be in accordance with all applicable federal, state and local laws and regulations and shall conform to the provisions of the Purchase Orders or Change Orders (including without limitation any associated schedule or method) and to the provisions of this Agreement. Nytest shall treat all samples submitted as if they are evidentiary in nature, and ensure that the technical quality of all Services performed is scientifically sound, legally defensible and of known and readily documentable quality.


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          (c)    Upon completion of Services, Nytest shall, at its expense, preserve and maintain all samples and extracts for a minimum period of 30 days or longer as may be required by applicable laws and regulations or as may be specified by GTI prior to Nytest's receipt of samples with respect to a Purchase Order or as otherwise agreed to by the parties. Thereafter, Nytest shall be responsible for disposing of samples and residue at no cost to GTI and with appropriate care and in accordance with all applicable laws and regulations or, if so specified in writing by GTI, return such samples and materials to GTI for final disposition.

          (d) Nytest shall comply with current EPA quality assurance requirements and guidelines and such other quality assurance requirements and guidelines as GTI may request from time to time.

          (e) The quality control data provided with the reports on the analytical results will include such information reasonably requested by GTI. Results less than the detection limits shall be reported as such.

          (f) Any deviations from standard sample preparation or analytical procedures shall be promptly reported to GTI via facsimile with a copy thereof to be sent via regular mail. Such report shall state, among other things, the reasons for such deviations. Nytest will dilute samples only as necessary and in accordance with EPA methodology, which is required to be followed pursuant to this Agreement.

          4.     Compliance with Laws.

          (a) Nytest represents and warrants that it has and will maintain during the term of this Agreement all necessary federal, state and local certifications, permits and licenses to perform the Services and it will conduct all work in compliance with all applicable federal, state and local statutes, ordinances and implementing regulations, including, without limiting the generality of the foregoing, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act and the Superfund Amendments and Reauthorization Act governing the handling, treatment, transportation, storage, or disposal of hazardous waste, substances, samples or residue. In the event that any Service to be performed requires Nytest to undertake any such activities, Nytest will be exclusively liable for any losses or penalties arising from Nytest's violation of applicable statutes, ordinances and regulations. Upon request, Nytest agrees to provide GTI with information and certifications required to demonstrate compliance with the provisions of this Section 4.

          (b) Nytest understands and acknowledges the samples to be delivered to it may contain materials and waste that are toxic, corrosive or otherwise hazardous to human health. Nytest hereby certifies that its employees engaged in the Services have completed health and safety training courses as specified by the Occupational Safety and Health Administration, EPA and chapters 29 and 40 of the Code of Federal Regulations.


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          (c)    Nytest shall furnish to GTI upon request any additional
certifications reasonably required under applicable law, including those applicable to work contracted between GTI and any agency, agent or prime contractor of the U.S. Government.

          5.     Reports.

          (a) Nytest's reports shall be signed by the laboratory director, an assistant laboratory director or the appropriate quality control officer, and provide, in addition to the requirements set forth herein, copies of all pertinent shipping documents, chain of custody forms, units of concentration, name of analysts, notation of discrepant events during analysis, and EPA method used.

          (b) Nytest shall promptly provide to GTI's Representative for the particular Services being performed the final data resulting from such Services via facsimile or electronic media. A hard copy of the final report in connection therewith shall be delivered via overnight or regular mail, including chain of custody, to GTI within five (5) business days after completion of the related Services or as directed in the Purchase Order or Change Order.

          6.     Chain of Custody; Document Control.

          Nytest shall follow EPA and other applicable agencies' recommended chain of custody and document control procedures. Furthermore, Nytest shall perform such other chain of custody and document control procedures for specific samples to the extent such procedures are identified to Nytest prior to accepting a sample.

          7.     Marketing and Opportunity to Bid.

          (a) GTI acknowledges that during the term of this Agreement, it will use commercially reasonable efforts to promote Nytest to the employees of GTI and its Affiliates located in the continental United States in existence as of the date hereof (giving no effect to the Agreement between GTI and Fluor Daniel, Inc. dated December 11, 1995) ("Current U.S. Affiliates") as the preferred vendor on all projects of GTI and Current U.S. Affiliates for which Nytest is qualified to provide the services for such projects. In furtherance thereof, it will be necessary for Nytest to actively market and promote its Services to employees of GTI and its Current U.S. Affiliates. GTI also agrees to do the following:

          i. Use its commercially reasonable efforts to support a marketing plan to be developed by Nytest and GTI to encourage the use of Nytest's Services by GTI;

          ii. The Manager of each of GTI and Nytest will communicate on a regular basis and will meet at least four times per year to develop and implement plans for maintaining and improving the ongoing business relationship between Nytest


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
                 and GTI under this Agreement and to review and improve, if necessary, Nytest's and GTI's performance under this Agreement;

          iii. GTI will use commercially reasonable efforts to facilitate and provide Nytest with access to GTI's project managers and other designated employees for Nytest to promote the Services hereunder, including, without limitation, arranging periodic meetings and providing certain access via the internet and other communications channels, provided, however, such access shall be during normal business hours and shall not disrupt the conduct of GTI's business;

          iv. By January 8, 1996 and at least one (1) additional time during 1996, the Chief Executive Officer of GTI or other suitable members of the management of GTI will circulate notices to its employees, substantially in the form attached hereto as Exhibit A, stating that Nytest is the preferred vendor and encouraging such employees to utilize Nytest's Services. Thereafter, such notice will be circulated at least two (2) times per year, if Nytest is performing in accordance with good laboratory practices and is otherwise in material compliance with this Agreement.

          v. With respect to GTI's customers and any entities located in the continental United States that become Affiliates of GTI after the date hereof, GTI will use its commercially reasonable efforts to promote Nytest's services to them, provided, however, that the parties hereto acknowledge and agree that given, among other things, GTI's relationship and accessibility to such customers and any new Affiliates, such commercially reasonable efforts shall not necessarily be consistent with the commercially reasonable efforts GTI has agreed to use to promote Nytest to its employees and its Current U.S. Affiliates and shall not require GTI to take the actions set forth in clauses i. to iv. above.

          (b) In recognition of the discounted pricing arrangement previously in existence between GTI and GTEL, except for Qualified Projects put out to bid (provided in paragraph (c) below), the prices to be paid by GTI and its Affiliates for Nytest's Services hereunder shall be equal to the prices set forth on the price list, as set forth in Exhibit B attached hereto, less thirty five percent (35%) (the "Percentage Discount") unless otherwise agreed to by the parties hereto. At least thirty (30) days prior to the expiration of each calendar year during the term of this Agreement, GTI and Nytest shall negotiate in good faith the amount of the Percentage Discount for the following year, which Percentage Discount will (i) consider the aggregate amount of Services ordered by GTI during the year and (ii) be applied to Nytest's standard published price list in effect during the next year. GTI represents and warrants to Nytest that during the past 12 months, the weighted average discount provided by GTEL to GTI and its Current U.S. Affiliates, other than for work put out to bid, has been in the range of 30% to 40%.


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          (c)    GTI agrees to provide Nytest with the opportunity to bid on each Qualified Project (as such term is defined below) that is put out to bid to more than one environmental testing laboratory during the term of this Agreement by GTI and by GTI's Current U.S. Affiliates (collectively, the "GTI Group"). The GTI Group shall only be obligated to accept a bid for a Qualified Project from Nytest if (i) Nytest's bid is submitted on a timely basis and complies with all of the other criteria set forth in the request for proposal ("RFP") prepared by the GTI Group in connection with such Qualified Project, and (ii) the dollar amount of Nytest's bid (or, if applicable, its revised bid pursuant to paragraph (e) below) is equal to or less than the dollar amount of the lowest competing bid from any other qualified bidder for the Qualified Project, provided, however, if the lowest bid is not required in connection with the Qualified Project, the member of the GTI Group that requested the bid shall use its reasonable discretion in determining whether or not to accept a higher bid from Nytest, considering factors such as the quality and timeliness of the services provided by Nytest and that of the lowest bidder.

          (d) For purposes of this Agreement only, "Qualified Project" shall mean a project for environmental testing services (i) that has an expected value in excess of $1,500, (ii) for which Nytest is qualified to provide the services required for such project on a timely basis and in a manner consistent with the standards for performance required in connection with such project and as otherwise set forth in this Agreement and (iii) for which the GTI Group member's customer does not require that the environmental testing services be provided by a laboratory other than Nytest.

          (e) If the GTI Group member that put out for bid the Qualified Project is not prohibited, whether by law or by GTI's customer with respect to the Qualified Project, and if Nytest timely submitted its initial bid for the Qualified Project but it was not the lowest bid, such GTI Group member shall offer Nytest the opportunity to revise its bid to lower the amount of the bid, provided, however, that if Nytest desires to so revise its bid it must do so within the period of time designated by the GTI Group member.

          (f) For purposes of this Agreement, "Affiliate" shall mean any person controlling, controlled by or under common control with such person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities or by contract or otherwise.

          (g) In furtherance of Nytest's obligations hereunder, Nytest shall use its commercially reasonable efforts to timely submit competitive bids that comply with the criteria set forth in the RFP's for Qualified Projects and to accept from GTI Purchase Orders for services not put out to bid.

          8.     Commitment for 1996.


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          (a)    During calendar year 1996, GTI agrees that the amount of
Actual Revenue (as such term is defined below) for such year shall at least be equal to sixty five percent (65%) (the "Base Percentage") of the aggregate dollar amount of all environmental testing services ordered by GTI and its Current U.S. Affiliates from environmental laboratories, including, from Nytest, for which Nytest is qualified to provide such environmental testing services and for which such environmental testing services are completed during 1996 ("Total Revenue").

          (b) If the percentage (the "Actual Percentage") determined by dividing the Actual Revenue (as such term is defined below) for 1996 by the Total Revenue is less than the Base Percentage, for each full percentage point that the Actual Percentage is below the Base Percentage, the principal amount outstanding under the Subordinated Convertible Note of even date herewith issued by Nytest to GTI (the "Note") shall be reduced (the "Note Reduction") by an amount equal to the product of the Total Revenue multiplied by .7%, provided, however, that no Note Reduction shall be made if Actual Revenue exceeds in 1996 $5,000,000 (the "Base Revenue"). The parties hereto acknowledge and agree that (i) the Note Reduction, if any, shall be Nytest's sole remedy if the Actual Percentage is less than the Base Percentage and (ii) if the amount of the Note Reduction is greater than the principal amount of the Note, the Note shall be terminated and returned to Nytest by GTI and Nytest shall not be entitled to any additional compensation or remedy in excess thereof. Except as provided in this Section 8, this Agreement does not obligate GTI or its Affiliates to order or purchase any specific dollar amount of services or products from Nytest at any time during the term of this Agreement.

          (c) For purposes of this Agreement only, "Actual Revenue" shall mean the aggregate dollar amount of Nytest's services and products ordered by the GTI Group during 1996 from Nytest or any of its Affiliates that are scheduled for delivery in 1996 and, if delivered in 1996, paid for, (except for Disputed Invoices (as such term is defined in Section 9 herein)) by February 14, 1997 (assuming Nytest promptly sends invoices for such services and products). Notwithstanding the foregoing, Actual Revenue and Total Revenue shall not include (i) the aggregate amount of environmental testing services ordered by GTI directly resulting from services requested to be ordered by GTI from Affiliates of GTI not in existence as of the date hereof and (ii) the portion of Services or products ordered by the GTI Group during 1996 and scheduled for delivery during 1996, but not completed by Nytest during 1996 due to suspension of such products or Services without cause, or an extension by the GTI Group.

          (d) It is understood and agreed by the parties hereto that GTI's ability to achieve the Base Percentage and/or Base Revenue is significantly dependent on Nytest's actively marketing and promoting its services as provided in Section 7(a) herein. In furtherance thereof, in the event that Nytest fails to satisfactorily perform the obligations expressly set forth in Section 7(a) herein, the amount of the Base Percentage and the Base Revenue shall be appropriately adjusted to reflect such unsatisfactory performance as determined by mutual agreement of the parties hereto or, if no such agreement can be reached within a reasonable


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period of time, pursuant to the dispute resolution procedures set forth in
Section 19(k) herein.

          (e) GTI shall provide to Nytest within forty-five (45) days after the end of each calendar quarter during 1996 a report setting forth in reasonable detail the amount of Actual Revenue and Total Revenue for such quarter.

          9.     Payment.

          (a) GTI shall pay to Nytest the fees and/or charges specified in Purchase or Change Order(s) for the Services and shall make payment within thirty (30) days (or, during the first ninety days of this Agreement, within three (3) business days) after the later to occur of receipt of a valid invoice and satisfactory completion of the Services invoiced, provided, however, that GTI may notify Nytest of its classification of an invoice as a Disputed Invoice (as such term is defined below). Nytest's invoice shall reference the Purchase Order and any Change Order numbers, and shall include an itemized statement of charges and copies of receipts for reimbursable expenses included in the Services and shall state any prompt payment discounts.

          (b) For purposes of this Agreement, "Disputed Invoice" means any invoice which, in the good faith business judgment of GTI, is inaccurate or does not comply with this Agreement. To qualify an invoice as a Disputed Invoice, GTI must notify Nytest, orally or in writing, within twenty (20) days of GTI's receipt of the invoice and provide reasonable detail about the reasons then evident to GTI for the dispute of the invoice, provided, however, GTI shall have its other rights and remedies available to it, other than treating an invoice as a "Disputed Invoice" hereunder, if it fails to notify Nytest within such twenty (20) day period. At no time will payment be withheld greater than the amount in dispute. If an invoice remains a Disputed Invoice after twenty (20) days after GTI notifies Nytest about a Disputed Invoice, Seller may in good faith invoke the problem resolution procedure set forth in
Section 19(k) herein and GTI and Nytest shall use commercially reasonable efforts to resolve the Disputed Invoice. An invoice will remain a Disputed Invoice until, in the good faith business judgment of both parties, the reasons for the Disputed Invoice no longer exist.

          (c) If required by the Purchase Order, after the payment of the relevant invoices, Nytest shall promptly submit the appropriate waiver and release of lien form to GTI. In all cases, Nytest shall submit the appropriate unconditional waiver and release of lien form supplied by GTI from any supplier of labor and/or material whose charges exceed $500.

          (d) Nytest shall pay all taxes imposed by reason of the Services to be performed by Nytest hereunder, including, without limitation, all applicable sales or use taxes and shall state on each invoice that all such taxes have been or will be paid to the appropriate taxing jurisdiction.


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          (e)    Nytest warrants that GTI's title and appurtenant rights to all deliverables or other documentation, and data referred to in Section 3 shall be free and unencumbered by claims from Nytest or any third party.

          10.    Ownership of Work Product: Confidentiality.

          (a) The Services and all records relating to the Services, including, without limitation, all specifications, documentation and other information specifically requested in Purchase Orders or Change Orders, shall be deemed the property of GTI or its client. During the period that Nytest is required hereunder or by law to retain any such materials, upon request of GTI, Nytest shall deliver all such materials to GTI. Nytest shall retain for its records originals or copies of such records relating to the Services to the extent required under its certification, regulatory or legal obligations.

          (b) All information furnished to Nytest by GTI, or developed by Nytest, in the course of performing the work under this Agreement, whether or not it is marked "Proprietary" or "Confidential," shall be deemed to be business proprietary information of GTI. Nytest agrees not to disclose such information, directly or indirectly, to any third party (except as required by law and except for such financial information as Nytest is required to provide to its financial institutions, lending money thereto) nor to use such information other than in performance of the Services, and Nytest agrees not to use the name of GTI or GTI's clients for promotional or other purposes without prior written consent. Title to all such confidential information shall be and remain with GTI. The parties hereto agree that this Agreement and the terms and conditions hereof shall be kept confidential except as required by law and except to the extent Nytest is obligated to disclose such information to financial institutions lending funds to it.

          11.    Right to Audit; Record Retention.

          (a) GTI reserves the right to perform qualification audits and inspections of Nytest's laboratories during the term of this Agreement, including the submission of replicate, duplicate, blind and blank samples without prior knowledge of Nytest; provided that the audit or inspection is conducted during normal business hours and does not unreasonably interfere with normal business operations. In addition, GTI shall have the right, upon reasonable notice, to inspect Nytest facilities, records and procedures to evaluate Nytest's compliance with the terms of this Agreement.

          (b) Nytest shall maintain a complete and correct set of records pertaining to its performance under this Agreement for such period as required under applicable federal, state or local law. GTI may two times per year and more frequently if it has a commercially reasonable basis therefore, audit any and all such records of Nytest that are so retained at any reasonable time during the term of this Agreement or thereafter.


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          (c)    Nytest shall have the right, upon prior written notice and during normal business hours, to audit and inspect the books and records and GTI directly related to the determination of Total Revenue and Actual Revenue. Such right may be exercised up to two (2) times and any and all audit(s) and inspections must be completed by June 30, 1997. All information, audited and inspected shall be subject to the confidentiality restrictions set forth herein.

          12.    Warranty and Professional Care.

          (a) Nytest represents and warrants that (i) its Services will conform with the requirements of this Agreement and applicable federal, state and local law and with any special terms pertinent to the work specified by GTI, and (ii) it shall be responsible for the professional and technical accuracy, adequacy and standards of all work performed under this Agreement, including that (a) samples are analyzed by methods specified by GTI; (b) procedures and holding times meet EPA or other applicable regulatory limits or requirements; (c) only requested analyses are performed; and (d) proper chain of custody is maintained.

          (b) Nytest shall, without cost to GTI, promptly correct or revise any errors or deficiencies in the Services as determined by GTI, or, in the reasonable discretion of GTI, promptly refund in full or in part fees paid by GTI for such Services. Nytest shall promptly reimburse GTI for the cost of collecting and analyzing replacement samples if (A) (i) data received from Nytest is considered invalid by GTI due to failure of Nytest to adhere to the warranties described in this Agreement; (ii) Nytest loses or damages samples so that they may not be properly analyzed; or (iii) Nytest stores samples in excess of acceptable holding times prior to performing analyses, provided that samples arrived with adequate shelf life and (B) GTI did not request a refund from Nytest in respect of such services and paid to the extent due, pursuant to the payment terms in Section 9 herein (or offset against the reimbursement) the Nytest invoice in respect thereof.

          (c) Nytest shall commence and complete the work in accordance with the schedule specified by GTI in the Purchase or Change Order. Time is of the essence to GTI. Nytest shall reimburse GTI for GTI's payment of any penalty, liquidated damages and/or expenses (collectively, "Penalties") pursuant to any contract, agreement, order, decree, or other legal instrument or process of any court, agency, or other governmental entity that arises out of any failure by Nytest, or any person or firm engaged by or through Nytest, to perform in accordance with the provisions of this Agreement or any Purchase Order issued hereunder, but only to the extent such Penalties were disclosed to Nytest prior to its accepting the samples to which the Penalties relate.

          13.    Insurance.

          (a) Nytest shall, at all times during the period this Agreement is in effect, maintain the following insurance with the minimum policy limits specified:


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
              Type                                           Limits
              ----                                           ------
      1.      Worker's Compensation                    Statutory
              Employer's Liability                     $1,000,000/Per occurrence

      2.      Commercial General Liability,            $1,000,000
              including Contractual Liability          Combined single limit

      3.      Automobile Liability, including          $1,000,000
              Bodily Injury/ Property Damage           Combined single limit

      4.      Professional Liability or                $1,000,000/Per occurrence
              Errors and Omissions

      5.      Umbrella                                 $2,000,000

         (b) The insurance policies provided for in 2 and 3 above shall be endorsed to name GTI as an additional insured party. All policies shall be endorsed to provide that all rights of subrogation against GTI are waived and shall contain cross liability and severability of interest provisions. Nytest's compliance with the above insurance provisions shall not constitute a limitation of liability or in any way limit or affect Nytest's indemnification obligations under this Agreement.

         (c) Based on GTI's specific customer requirements and the nature of Services to be performed by Nytest, GTI and Nytest agree to negotiate in good faith additional insurance or coverage amounts for the policies listed above that may be required. Certificates evidencing the required insurance coverage shall be delivered to GTI prior to commencement of work and shall provide that any material change in or cancellation of any policy under which certificates are issued shall not be valid until GTI has received thirty (30) days prior written notice of such change or cancellation.

         14. Indemnification. To the fullest extent permitted by law, Nytest agrees to indemnify, defend and hold harmless GTI and its Affiliates and their respective officers, directors, agents and employees from and against any and all liabilities, losses, damages, demands, claims, suits, taxes, costs and expenses including reasonable legal fees and other expenses of litigation arising out of or related to Services performed by Nytest, its agents, employees, or subcontractors, including, without limiting the generality of the foregoing, all injuries, disease, or death to any persons, including Nytest's employees, and for loss of or damage to property of any type, except to the extent such liabilities or losses are attributable to the sole negligence or willful misconduct of GTI. Without limiting the generality of the foregoing, this indemnity shall apply to:

         (i) Any violation by Nytest or its subcontractors of any applicable federal, state, or local law, rule, or regulation;

         (ii) Any penalty or fine incurred by or assessed against GTI or its client to the extent caused by Nytest, its subcontractors or suppliers;

         (iii) Any patent or copyright infringement by Nytest, its subcontractors or suppliers; and

         (iv) Any obligation of GTI to its client resulting from Nytest's breach of this Agreement.

         15. Conflicts of Interest. It is recognized that the performance of the Services by Nytest in the context of Nytest's other involvements could present both GTI and Nytest with questions involving possible conflicts of interests. Accordingly, Nytest agrees to disclose to GTI any situation involving an actual or potential conflict of interest which may arise, directly or indirectly, in the course of performance by Nytest of any obligation pursuant to this Agreement or any purchase order issued hereunder. With respect to any such disclosure, GTI and Nytest shall jointly determine the most appropriate course of action, provided that GTI reserves its rights in any such event and in this context to withdraw, cancel, or terminate any purchase order if GTI should determine that such course of action is in its best interests under the circumstances then prevailing, and provided further that Nytest reserves a right to decline an individual purchase order in the event that its acceptance would represent a potential or actual conflict of interest.

         16. Independent Contractor Status. Nytest, its subcontractors and associates shall act as and be deemed to be independent contractors for all purposes of this Agreement and shall not be deemed to be agents, assigns, employees, joint venturers, partners or principals of GTI or any of its Affiliates or their respective employees, officers, directors or representatives. The employees, methods, materials, equipment and facilities used by Nytest, its subcontractors and suppliers to perform the Services hereunder at all times shall be under Nytest's exclusive supervision, direction and control. This Agreement is not intended to be one of hiring under the provisions of any workers compensation or other laws and shall not be so construed.

         17. Force Majeure. Neither party shall be liable for or deemed in breach hereof because of any delay in the performance of its obligations to the extent caused by circumstances beyond its control and that could not have been prevented by the exercise of due diligence, including but not limited to fires, natural disasters, riots, wars, labor strikes, adverse weather conditions, or acts of God. Nytest will promptly notify GTI in writing, but in any event within ten (10) business days, after the beginning of any such cause which would affect its performance.

         18.   Term, Suspension and Termination.

         (a) This Agreement shall remain in effect for a period of four (4) years from the date hereof unless earlier terminated in the manner provided herein.

         (b) GTI may suspend all or part of particular Services with respect to a particular Purchase or Change Order requested to be performed by Nytest. Nytest shall comply with such request and all work-related directions concerning the suspension, and shall resume the suspended work promptly alter being notified by GTI to do so. GTI shall compensate Nytest for work performed prior to a suspension, without cause, which compensation shall include a reasonable allocation of the profit that would have been earned for such services, plus reasonable costs actually incurred by Nytest as a result of the suspension. If such suspension causes holding times of environmental samples to be exceeded, Nytest will not be responsible for replacement of samples or any penalty, liability or default caused by such suspension.

         (c) GTI may terminate all or any part of particular Services with respect to a particular Purchase or Change Order with or without cause. If termination is without cause, Nytest shall be compensated for work performed to the date of termination plus reasonable costs actually incurred by Nytest as a result of the termination. If termination is with cause, GTI shall notify Nytest of the reason or reasons for such cause and, to the extent practicable, Nytest shall have three (3) days to cure the problem. Nytest shall be compensated only for those portions of the work acceptable to GTI. Termination for cause shall include, without limitation: (a) failure by Nytest to provide the necessary labor, materials, facilities or supervision for proper performance of the Services; (b) failure to comply with any of Nytest's material obligations under this Agreement; (c) failure to correct any material defect which it is obligated to correct after being so notified by GTI; (d) failure to meet the quality control procedures required by the Services, including licensing, certification, sample handling and analysis methods; and
(e) insolvency on the part of the Nytest. In addition to its other rights hereunder, GTI shall be entitled to recover any and all damages resulting from or arising out of a termination of Services with cause.

         (d) Upon termination of all or any part of particular Services with respect to a particular Purchase or Change Order, with or without cause, and except as otherwise provided for in this Agreement or as directed by GTI, Nytest shall promptly deliver to GTI all tangible work product in connection with such Services, whether completed or in process, including all samples, data, reports and such other information and materials prepared by Nytest or received from GTI, except those materials Nytest is required to retain under certification, license, regulatory or legal obligations, in which case copies of such materials shall be delivered to GTI.

         (e) GTI shall have the right, in its sole discretion, to immediately terminate or suspend this Agreement in whole or in part upon the occurrence of any of the following events:

         i. A material breach of this Agreement by Nytest or Parent, which is not cured within ten (10) days after notice thereof is provided by GTI to Nytest;

         ii. Nytest enters into a management agreement with a third party, other than an entity in which Parent owns and maintains greater than fifty percent (50 %) of such entity's outstanding voting stock, with respect to all or a portion of the Services, without the prior written consent of GTI, which shall not be unreasonably withheld;

         iii. The occurrence and continuation of an Event of Default (as such term is defined under the Note) by Nytest or Parent under the Note;

         iv. If Nytest or Parent shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due;

         v. If Nytest or Parent shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the United States bankruptcy code or other applicable federal, state or similar statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Nytest or Parent, as the case may be, or of all or any substantial part of its properties;

         vi. If within thirty (30) days after the commencement of any proceedings against Nytest or Parent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the United States bankruptcy code or other applicable federal, state or similar statute, law or regulation, such proceeding shall not have been dismissed or if, within thirty (30) days after the appointment, without the consent or acquiescence of Nytest or Parent, as the case may be, or of all or any substantial part of its properties, such appointment shall not have been vacated; or

         vii. If during any rolling three (3) month period (a "Measurement Period"), the aggregate amount (measured in dollar volume) of the Services provided that are delivered after the scheduled due date and/or the results of which contain errors or deficiencies exceed twenty-five percent (25%) of the total Services (measured in dollar volume) scheduled to be provided by Nytest during such Measurement Period. For purposes of measuring errors and deficiencies hereunder, such errors and deficiencies shall be deemed to have occurred with respect to such Services for which Nytest is required to reissue the report with respect to such Services or for such Services for which GTI is permitted to, and does, take elsewhere. Notwithstanding the foregoing, no late deliveries or errors or deficiencies will be included in the amount measured herein which late deliveries or errors or deficiencies resulted from the actions or omissions of a GTI Group member.

         (f) Nytest shall have the right to terminate this Agreement upon ninety (90) days prior written notice to GTI, provided, however, that upon providing such notice, Seller's obligations under Sections 7 and 8 herein shall immediately terminate.

         (g) Upon termination of this Agreement and except as otherwise provided for in this Agreement or as directed by GTI, Nytest shall promptly deliver to GTI all tangible work product in connection with all Services being performed by Nytest, whether completed or in process, including all samples, data, reports and such other information and materials prepared by Nytest or received from GTI, except those materials Nytest is required to retain under certification, license, regulatory or legal obligations, in which case copies of such materials shall be delivered to GTI. In addition to its rights of termination, GTI shall be entitled to recover any and all actual damages resulting from or arising out of said default subject to the terms hereof.

         (h) Neither completion of the work hereunder nor termination of this Agreement shall relieve Nytest or GTI of any obligations hereunder that by their nature survive such completion or termination, including but not limited to payment, warranties, indemnity, confidentiality, audit and record keeping.

         (i) Except for Penalties pursuant to Section 12(c) herein, neither party shall be obligated for any indirect, special or consequential damages or lost profits incurred by the other party.

         19.  Miscellaneous

         (a) Notices. Unless otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing and shall be (i) personally delivered, (ii) sent by registered or certified mail, postage prepaid, return receipt requested, (iii) or by a reputable courier delivery service by next day, priority and shall be given:

          If to Nytest or Parent:       Nytest Environmental Inc.
                                        60 Seaview Boulevard
                                        Port Washington, NY 11050
                                        Attention: President

          with a copy to:               Herbert H. Sommer, Esq.
                                        600 Old Country Road
                                        Garden City, NY 11530

          If to GTI:                    Groundwater Technology, Inc.
                                        100 River Ridge Drive
                                        Norwood, MA 02062
                                        Attn: Chief Financial Officer

          with a copy to:               Groundwater Technology, Inc.
                                        100 River Ridge Drive
                                        Norwood, MA 02062
                                        Attn: General Counsel

or such other address as such party may hereafter specify by notice to the other parties hereto. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

          (b) Amendments and Waivers. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Agreement and to such provision, and executed by Nytest and GTI.

          (c) Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

          (d) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

          (e) Entire Agreement. This Agreement and the Exhibits attached hereto embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.
No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts (without giving effect to the conflict of laws principles thereof).

          (g) Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          (h) Assignment. Nytest shall not assign this Agreement in whole or in part, or any monies due hereunder, without the prior written consent of GTI, provided, however, that Nytest may assign to a financial institution providing financing to it its right to receive payments hereunder.

          (i) Expenses. If any party makes a claim against the other parties for any alleged error, omission or act arising out of the performance of work hereunder that cannot be mutually resolved without resort to litigation and such party fails to prove the claim, such party shall pay all costs incurred by the other parties in defending itself against the claim, including personnel costs, attorney's fees, court costs and other claim related expenses.

          (j) Guaranty. Parent hereby unconditionally and irrevocably guarantees to GTI the performance and satisfaction of all of Nytest's obligations under this Agreement, as amended from time to time.

          (k) Disputes. With respect to disputes, problems or claims arising out of or in connection with this Agreement ("Disputes"), the Managers for the parties hereto shall, in good faith, use their reasonable best efforts to resolve the Dispute. If after such efforts the Managers are unable to resolve the Dispute, they shall promptly elevate the Dispute in the following manner: (x) for Nytest the problem elevation chain is: the President, and (y) for GTI the problem elevation chain is: Business Unit Manager and Chief Financial Officer. If after elevating any Dispute to the highest level the Dispute still remains, either party may initiate arbitration proceedings in the manner provided herein to settle the Dispute. Such arbitration shall be conducted by an arbitration tribunal pursuant to the rules of the American Arbitration Association and shall be final and binding. The location of the tribunal shall be located in either Boston, Massachusetts or New York, New York and shall be designated by the party that did not initiate the arbitration procedure. The parties shall cooperate to select an arbitrator acceptable to both parties. If such an arbitrator is not selected within ten (10) days the arbitration tribunal shall consist of three arbitrators. The party initiating arbitration shall nominate one arbitrator in the request for arbitration and the other party shall nominate a second in the answer thereto within twenty
(20) days of receipt of the request. The two arbitrators so named will then jointly appoint the third arbitrator. If the answering party fails to nominate its arbitrator within the twenty (20) day period, or if the arbitrators named by the parties fail to agree on the third arbitrator within thirty (30) days, the office of the American Arbitration Association in the designated city shall make the necessary appointments of such arbitrator(s). The decision or award of the arbitration tribunal (by a majority determination, or if there is no majority, then by the determination of the third arbitrator, if any) shall be final and binding, and judgment upon such decision or award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such decision or award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid rules, the procedural law of the Commonwealth of Massachusetts shall govern. Nothing herein shall prevent a party from terminating this Agreement in the manner provided herein.

          (l) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date written above.

                                       GROUNDWATER TECHNOLOGY, INC.



                                       By:/s/ Joel Adler
                                          -------------------------------------
                                          Joel Adler, Assistant Treasurer


                                       NEI/GTEL ENVIRONMENTAL LABORATORIES, INC.


                                       By:/s/ John Gaspari
                                          -------------------------------------
                                          John Gaspari, President



                                       FOR PURPOSES OF SECTION 19 ONLY:

                                       NYTEST ENVIRONMENTAL INC.


                                       By:/s/ John Gaspari
                                          -------------------------------------
                                          John Gaspari, President